Exhibit 99.2

Second-Quarter 2014 CFO Commentary

As reflected in our earnings release, there are a number of items that impact the comparability of our results with those in the trailing quarter and the second quarter of last year.  Any discussion of our results will exclude these items to give you a better sense of our operating results. As always, the operating information we provide to you should be used as a complement to GAAP numbers. For a complete reconciliation between our GAAP and Non-GAAP results, please refer to our earnings release and the earnings reconciliation found at the end of this document.

The following second quarter as reported and adjusted information included in this CFO commentary is unaudited and should be read in conjunction with the Form 10-Q for the quarterly periods ended March 29, 2014 and June 28, 2014 and the company’s 2013 Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

Second-Quarter Summary

We again executed well on our revenue, profitability, and cash flow priorities in the second quarter and we are pleased by the returns from our strategic growth investments.  We grew our global components business for the fourth straight quarter while the demand environment matched our expectations. Software and services continued to deliver good growth for our enterprise computing solutions business, and hardware recovered from the first quarter as we anticipated. Our consolidated sales were $5.7 billion and diluted earnings per share were $1.43. Revenue and EPS came in above the midpoint of our guidance ranges. We delivered strong leverage on our sales growth as operating income and diluted earnings per share advanced 17% and 20%, respectively, year over year. Operating margins were up over last year’s second quarter in both businesses. Cash generation was, again, strong at $159 million. Return on working capital at a healthy 27%, advanced again year over year.

Global components revenue was above our midpoint expectations. The overall market remains stable with lead times and cancellation rates within normal ranges. Our sales of $3.6 billion advanced 5% year over year, highlighted by a fifth consecutive quarter of year over year growth in Europe. Book to bill remained positive at 1.04. Operating income grew 14% year over year. The global components business has increased gross margins two quarters in a row, and operating margins four quarters in a row on a year over year basis.

We continue to see strong growth in our software and security related businesses within enterprise computing solutions, and demand conditions for hardware improved relative to the first quarter. Sales grew 10% year over year and were flat adjusted for acquisitions. Growth in software and services was offset by decline in proprietary servers. Operating income grew 12%, and billings grew at a mid-single digit rate year over year adjusted for acquisitions.

Consolidated Overview – Second Quarter

P&L Highlights*	Q2 2014	Y/Y Change	Y/Y Change Adjusted for Acquisitions & Currency	Q/Q Change
Sales	$5,677	+7%	+1%	+12%
Gross Profit Margin	13.2%	+20bps	flat	-70bps
Operating Expense/Sales	9.1%	-20bps	-40bps	-80bps
Operating Income	$229	+17%	+12%	+14%
Operating Margin	4.0%	+40bps	+40bps	+10bps
Net Income	$144	+16%	+10%	+16%
Diluted EPS	$1.43	+20%	+14%	+17%

* $ in millions, except per share data, may reflect rounding

●	Second-quarter sales were $5.7 billion
o	Increased 7% year over year and 12% sequentially
o	Adjusted for the impact of acquisitions and changes in foreign currencies, sales increased 1% year over year
●	Consolidated gross profit margin was 13.2%
o	Increased 20 basis points year over year, principally due to improving profitability within the EMEA region for both global components and enterprise computing solutions
■	Decreased 70 basis points sequentially due principally to a seasonally driven higher mix of enterprise computing solutions sales
●	Operating expenses as a percentage of sales were 9.1%
o	Decreased 20 basis points year over year and 80 basis points sequentially
■	On an absolute dollar basis, operating expenses increased 5% year over year
■
Adjusted for the impact of acquisitions and changes in foreign currencies, operating expenses declined 3% year over year, and were 40 basis points lower year over year as a percentage of sales, driven by our operating leverage and efficiency initiatives

●	Operating income was $229 million
o	Increased 17% year over year as reported, more than 2 x our sales growth
o	Increased 12% year over year as adjusted for the impact of acquisitions and changes in foreign currencies
●	Operating income as a percentage of sales was 4.0%
o	Increased 40 basis points year over year

●	Effective tax rate for the quarter was 28.1%
●	Net income was $144 million
o	Increased $20 million year over year
●	Earnings per share were $1.45 and $1.43 on a basic and diluted basis, respectively
o	Diluted EPS increased 20% year over year

Global Components

Sales ($ in millions)

●	Sales increased 5% year over year and 4% sequentially
●	Leading indicators, including lead times and cancellation rates, are in line with historical norms
●	Book-to-bill was 1.04
●	Gross profit dollars increased 6% year over year and were up 2% sequentially
o	Sales growth and an improvement in European gross margin drove the improvement year over year
●	Gross margins increased 10 basis points year over year and decreased 30 basis points sequentially
●	Operating margin of 4.6%
o	Increased 40 basis points year over year and 30 basis points as adjusted for the impact of acquisitions, primarily driven by operating leverage and our efficiency initiatives
●	Return on working capital increased 210 basis points year over year, driven by higher operating income

Americas Components Region

Sales ($ in millions)

●	Sales increased 2% year over year and 5% sequentially
o	Good growth in the medical and lighting verticals year over year
o	In line with normal seasonality on a sequential basis
●	Looking ahead to the third quarter, we expect sales in our core Americas components business to be in line with seasonality

Europe Components Region

Sales ($ in millions)

●	Sales increased 9% year over year and were flat sequentially
o	Adjusted for the impact of acquisitions and changes in foreign currencies, sales increased 3% year over year and decreased 1% sequentially
o	Good growth in the automotive vertical year over year
o	Sequential sales in line with traditional seasonality
●	Looking ahead to the third quarter, we expect sales in our core European components business to be in line with seasonality

Asia Pacific Components Region

Sales ($ in millions)

●	Sales increased 5% year over year and 8% sequentially
o	Robust growth in the transportation vertical and good growth in the wireless vertical year over year
o	Sequential sales toward the low end of traditional seasonality
●	Looking ahead to the third quarter, we expect sales in our core Asia Pacific components business to be above the midpoint of our seasonality range

Global Enterprise Computing Solutions

Sales ($ in millions)

●	Sales increased 10% year over year and 27% sequentially
●	Gross margin was up 40 basis points year over year due to improvement in the Europe region
●	Operating margin of 4.8%
o	Up 40 basis points year over year, driven by a greater mix of higher margin software and our efficiency efforts
o	Operating income increased 20% year over year
●	Return on working capital continues to excel, increasing year over year

ECS America

Sales ($ in millions)

●	Sales increased 1% year over year and 34% sequentially
o	Growth in software was offset by decline in proprietary servers
●	Looking ahead to the third quarter, we expect sales in our core Americas value-added computing solutions business to be in line with seasonality

ECS Europe

Sales ($ in millions)

●	Sales increased 32% year over year and 17% sequentially
o	Adjusted for the impact of acquisitions and changes in foreign currencies, sales decreased 1% year over year
o	Growth in software and services were offset by decline in proprietary servers
●	Looking ahead to the third quarter, we expect sales in our core European value-added computing solutions business to be in line with seasonality

Cash Flow and Balance Sheet Highlights

●	Cash Flow from Operations
Cash generated from operating activities in the second quarter was $159 million and $580 million on a trailing 12-month basis.  We converted more than 120% of GAAP net income to cash over the last 12-months, well in excess of our target.

●	Working Capital
Working capital to sales was 14.8%.  Return on working capital was 27.2%.

●	Return on Invested Capital
Return on invested capital in the second quarter was 10.5%, an increase over the prior year, and ahead of our weighted average cost of capital.

●	Share Buyback
We repurchased $50 million of our stock in the second quarter, bringing our total cash returned to shareholders over the last six months to approximately $125 million.

●	Debt and Liquidity
Our balance sheet and capital structure remain very strong with conservative debt levels and a net debt to last twelve months EBITDA ratio of approximately 1.8x.  Our total liquidity is $2.7 billion when including our cash of $309 million.

Third-Quarter 2014 Guidance
Consolidated Sales	$5.25 billion to $5.65 billion
Global Components	$3.55 billion to $3.75 billion
Global ECS	$1.7 billion to $1.9 billion

Diluted Earnings per Share*	$1.26 to $1.38
* Third quarter guidance assumes average diluted shares outstanding of 100 million.

Arrow Electronics Revenue Seasonality*

Global Components	NAC	EMEA ex FX	AAP
Q1	-7% to +1%	+9% to +17%	-10% to -2%
Q2	-1% to +7%	-5% to +3%	+9% to +17%
Q3	-6% to +2%	-3% to +5%	-4% to +4%
Q4	-3% to +5%	-13% to -5%	-4% to +4%

Global ECS	NA	EMEA ex FX
Q1	-27% to -19%	-34% to -26%
Q2	+15% to +23%	+3% to +11%
Q3	-15% to -7%	-25% to -17%
Q4	+31% to +39%	+75% to +83%
* Revenue seasonality based on historical sequential sales growth for our components and ECS businesses, updated 1/1/2014

Risk Factors

The discussion of the company’s business and operations should be read together with the risk factors contained in Item 1A of its Form 10-Q for the quarterly period ended June 28, 2014, as well as its 2013 Annual Report on Form 10-K, filed with the Securities and Exchange Commission, which describe various risks and uncertainties to which the company is or may become subject.  If any of the described events occur, the company’s business, results of operations, financial condition, liquidity, or access to the capital markets could be materially adversely affected.

Information Relating to Forward-Looking Statements

This CFO Commentary includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow.  Forward-looking statements are those statements, which are not statements of historical fact.  These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Form 10-Q for the quarterly period ended June 28, 2014, as well as the company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Certain Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with Generally Accepted Accounting Principles ("GAAP"), the company provides certain non-GAAP financial information relating to operating income, net income attributable to shareholders, and net income per basic and diluted share, each as adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company's efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), and adjustments related to certain tax matters.  A reconciliation of the company's non-GAAP financial information to GAAP is set forth in the table below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company's operating performance and underlying trends in the company's business because management considers the charges, credits, gains and losses referred to above to be outside the company's core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company's financial and operating performance. In addition, the company's Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, operating income, net income attributable to shareholders and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

Earnings Reconciliation
($ in thousands, except per share data)

	Q2 2014	Q1 2014	Q2 2013
Operating income, as Reported	$208,269	$177,740	$155,875
Intangible assets amortization expense	10,870	10,947	8,869
Restructuring, integration, and other charges	9,632	11,614	30,224
Operating income, as Adjusted	$228,771	$200,301	$194,968

Net income attributable to shareholders, as Reported	$127,884	$107,120	$89,935
Intangible assets amortization expense	8,867	8,907	7,029
Restructuring, integration, and other charges	7,526	8,020	20,688
Settlement of tax matters
Income taxes	--	--	5,362
Interest (net of taxes)	--	--	939
Net income attributable to shareholders, as Adjusted	$144,277	$124,047	$123,953

Diluted EPS, as Reported	$1.27	$1.06	$.86
Intangible assets amortization expense	.09	.09	.07
Restructuring, integration, and other charges	.07	.08	.20
Settlement of tax matters
Income taxes	--	--	.05
Interest (net of taxes)	--	--	.01
Diluted EPS, as Adjusted	$1.43	$1.22	$1.19

The sum of the components for diluted EPS, as Adjusted, may not agree to totals, as presented, due to rounding.

Earnings Reconciliation

References to restructuring and other charges refer to the following incremental charges taken in the periods indicated:

Q2-14 Intangible Assets Amortization Expense:  During the second quarter of 2014, the company recorded intangible assets amortization expense of $10.9 million ($8.9 million net of related taxes or $.09 per share on both a basic and diluted basis).

Q2-14 Restructuring, Integration, and Other Charges: During the second quarter of 2014, the company recorded restructuring, integration, and other charges of $9.6 million ($7.5 million net of related taxes or $.08 and $.07 per share on a basic and diluted basis, respectively).

Q1-14 Intangible Assets Amortization Expense:  During the first quarter of 2014, the company recorded intangible assets amortization expense of $10.9 million ($8.9 million net of related taxes or $.09 per share on both a basic and diluted basis).

Q1-14 Restructuring, Integration, and Other Charges: During the first quarter of 2014, the company recorded restructuring, integration, and other charges of $11.6 million ($8.0 million net of related taxes or $.08 per share on both a basic and diluted basis).

Q2-13 Intangible Assets Amortization Expense:  During the second quarter of 2013, the company recorded intangible assets amortization expense of $8.9 million ($7.0 million net of related taxes or $.07 per share on both a basic and diluted basis).

Q2-13 Restructuring, Integration, and Other Charges: During the second quarter of 2013, the company recorded restructuring, integration, and other charges of $30.2 million ($20.7 million net of related taxes or $.20 per share on both a basic and diluted basis).

Q2-13 Settlement of tax matters: During the second quarter of 2013, the company recorded an increase in the provision for income taxes of $5.4 million ($.05 per share on both a basic and diluted basis) and interest expense (net of related taxes) of $.9 million ($.01 per share on both a basic and diluted basis) relating to the settlement of certain international tax matters.

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